UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015 (August 19, 2015)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51173 (Commission File Number)	56-2020050 (IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

(650) 266–8674

Registrant’s telephone number, including area code

Targacept, Inc.

100 North Main Street, Suite 1510

Winston-Salem, North Carolina 27101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On August 20, 2015, Catalyst Biosciences, Inc., formerly known as “Targacept, Inc.” (the “Company”) completed its business combination with Catalyst Bio, Inc., formerly known as Catalyst Biosciences, Inc. (“Catalyst”), in accordance with the terms of the Agreement and Plan of Merger, dated as of March 5, 2015, as amended on May 6 and May 13, 2015 (the “Merger Agreement”), by and among the Company, Talos Merger Sub, Inc. (“Merger Sub”) and Catalyst, pursuant to which Merger Sub merged with and into Catalyst, with Catalyst surviving as a wholly-owned subsidiary of the Company (the “Merger”). Also on August 20, 2015, in connection with, and prior to the completion of, the Merger, the Company effected a 7-for-1 reverse stock split of its common stock (the “Reverse Stock Split”) and changed its name to “Catalyst Biosciences, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Catalyst, which is a biopharmaceutical company focused on creating and developing novel medicines to address serious medical conditions.

Immediately prior to and in connection with the Merger, each share of Catalyst preferred stock outstanding was converted into shares of Catalyst common stock at ratios determined in accordance with the Catalyst certificate of incorporation then in effect. Under the terms of the Merger Agreement, at the effective time of the Merger, the Company issued shares of its common stock to Catalyst stockholders, at an exchange rate of 0.0382 shares of common stock, after taking into account the Reverse Stock Split, in exchange for each share of Catalyst common stock outstanding immediately prior to the Merger. The exchange rate was calculated by a formula that was determined through arms’-length negotiations between the Company and Catalyst. The Company also assumed all of the outstanding options, whether or not vested, under the Catalyst 2004 Stock Plan, as amended (the “Catalyst Plan”), all of the standalone options that were not issued under the Catalyst Plan, and the warrants, whether or not vested, of Catalyst outstanding immediately prior to the Merger, with such options and warrants henceforth representing the right to purchase a number of shares of Company common stock equal to 0.0382 multiplied by the number of shares of Catalyst common stock previously represented by such options and warrants. The Company also assumed the Catalyst Plan.

Immediately after the Merger, there were 11,416,984 shares of the Company’s common stock outstanding. Immediately after the Merger, the former Catalyst equity holders beneficially owned approximately 59% of the common stock of the Company. In addition, former Catalyst stockholders now holding approximately 53% of the Company’s outstanding common stock are party to lock-up agreements, pursuant to which such stockholders have agreed, except in limited circumstances, not to sell or transfer, or engage in swap or similar transactions with respect to, shares of the Company’s common stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain warrants and options, for a period of 120 days following the completion of the Merger.

In addition, on August 19, 2015, prior to and in connection with the Merger, the Company paid a dividend to the holders of the Company’s common stock as of August 14, 2015, the record date for such dividend, of an aggregate cash amount of $19,500,000, which is approximately $0.5692 per share of the Company’s stock as of the record date, or $3.984 per share after giving effect to the Reverse Stock Split, and non-interest bearing redeemable convertible notes in the aggregate principal amount of $37,000,000, which is approximately $1.0800 per share of the Company’s common stock as of the record date, or $7.560 per share after giving effect to the Reverse Stock Split (the “Pre-Closing Dividend”). The notes do not bear interest. The principal amounts under notes are convertible, at the option of each noteholder, into cash or into shares of the Company’s common stock at a conversion rate of $9.19 per share (after taking into account the Reverse Stock Split), and are payable in cash, if not previously redeemed or converted, at maturity on January 20, 2018, the 30-month anniversary of the closing of the Merger. The notes are not listed on a national securities exchange and have the following CUSIP number: 87611R AA6.

In connection with the Pre-Closing Dividend, on August 19, 2015, the Company entered into an indenture (the “Indenture”) with American Stock Transfer & Trust Company, LLC, as trustee, and an escrow agreement with American Stock Transfer & Trust Company, LLC, as escrow agent, under which $37,000,000, which represents the initial principal amount of the convertible notes, was deposited in a segregated escrow account for the benefit of the holders of the notes in order to facilitate the payment of the notes upon redemption or at maturity (the amount of such deposit together with interest accrued and capitalized thereon, the “Escrow Funds”).

The notes are the unsecured obligation of the Company, rank pari passu with all of the Company’s other future unsecured debt, and are effectively subordinated to all of the Company’s existing and future secured debt to the extent of the collateral securing that debt, except with respect to the Escrow Funds, and the notes are not guaranteed by the Company’s subsidiaries and will be structurally subordinated to all existing future debt and other obligations of the Company’s subsidiaries. The Indenture does not limit other indebtedness of the Company, secured or unsecured, and contains no financial covenants, but does restrict the Company from permitting any liens to exist on the Escrow Funds. Subject to the conditions of the Indenture, holders of the notes may convert all or any portion of the notes in a minimum amount of $50,000 per conversion (or the entire principal amount of notes held, if less) into shares of the Company’s common stock. Holders may surrender all or any portion of their notes for conversion at any time prior to the close of business on the final business day of each calendar month. The Indenture includes customary anti-dilution adjustments and events of default.

The Company’s shares of common stock, previously listed on the NASDAQ Global Select Market, trading through the close of business on Wednesday, August 19, 2015 under the ticker symbol “TRGT,” commenced trading on the NASDAQ Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “CBIO” on Thursday, August 20, 2015. The Company’s common stock has a new CUSIP number: 14888D 109.

The issuance of the shares of the Company’s common stock to the former stockholders of Catalyst in the Merger, the issuance of the notes in the Pre-Closing Dividend and the potential issuance of shares of the Company’s common stock upon conversion of the notes were registered with the U.S. Securities and Exchange Commission (the “SEC”) on Registration Statement on Form S-4 (Reg. No. 333-204423) (the “Registration Statement”).

The foregoing descriptions of the Merger Agreement, Indenture and the notes contained herein do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Indenture and the form of notes, which are attached hereto as Exhibits 2.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

The information set forth in Item 5.02 regarding the indemnification agreements is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the Merger is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Indenture and the notes is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed, at the annual meeting of the Company’s stockholders held on August 18, 2015, the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to effect the 7-for-1 Reverse Stock Split of the Company’s common stock and approved an amendment to the amended and restated certificate of incorporation to change the Company’s name from “Targacept, Inc.” to “Catalyst Biosciences, Inc.”

On August 20, 2015, in connection with, and immediately prior to, the effective time of the Merger, the Company filed the amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split and the change of name. As a result of the Reverse Stock Split, the number of issued and outstanding shares of the Company’s common stock immediately prior to the Reverse Stock Split were reduced into a smaller number of shares, such that every 7 shares of the Company’s common stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s common stock. Immediately following the Reverse Stock Split and the Merger, there were 11,416,984 shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole number, and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on the NASDAQ Global Select Market on the last trading day prior to the effective date of the Reverse Stock Split or, if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Company’s board of directors.

The foregoing description of the amendment to the amended and restated certificate of incorporation is not complete and is subject to and qualified in its entirety by reference to the amendment to the amended and restated certificate of incorporation, a copy of which is attached as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 1.01 regarding the Merger and the information set forth in Item 5.02 regarding the Company’s board of directors is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, on August 20, 2015, effective immediately prior to the effective time of the Merger, Mr. Charles A. Blixt, Dr. Alan W. Dunton and Ms. Julia R. Brown resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, at the effective time of the Merger, on August 20, 2015, the board of directors and its committees were reconstituted, with Dr. Stephen A. Hill, M.D. and Mr. Augustine Lawlor appointed as Class I directors of the Company whose terms expire at the Company’s 2016 annual meeting of stockholders; Mr. John P. Richard and Dr. Jeff Himawan appointed as Class II directors of the Company whose terms expire at the Company’s 2017 annual meeting of stockholders; and Dr. Errol B. De Souza, Dr. Harold E. Selick and Dr. Nassim Usman appointed as Class III directors of the Company whose terms expire at the Company’s 2018 annual meeting of stockholders. In addition, Mr. Lawlor, Dr. Himawan and Mr. Richard were appointed to the Company’s Audit Committee (with Mr. Lawlor serving as chair), Drs. Selick, Himawan and De Souza were appointed to the Compensation Committee (with Dr. Selick serving as chair) and Mr. Richard and Drs. Selick and De Souza were appointed to the Governance and Nominating Committee (with Mr. Richard serving as chair). There are no family relationships among any of the Company’s directors and executive officers.

Officers

In accordance with the Merger Agreement, the employment of Stephen A. Hill, the Company’s President and Chief Executive Officer, Mauri K. Hodges, the Company’s Vice President, Finance and Administration, Chief Financial Officer and Treasurer, and Patrick C. Rock, the Company’s Senior Vice President, General Counsel and Secretary, was terminated other than for just cause effective August 20, 2015 (or, for Ms. Hodges, effective September 30, 2015).

In accordance with the Merger Agreement, at the effective time of the Merger, on August 20, 2015, the Company’s board of directors appointed Nassim Usman, Ph.D. as President and Chief Executive Officer of the Company, Edwin L. Madison, Ph.D. as Chief Scientific Officer of the Company, and Fletcher Payne as Chief Financial Officer of the Company, each to serve at the discretion of the Company’s board of directors. There are no family relationships among any of the Company’s directors and executive officers.

Separation Agreements

In connection with their terminations, on August 20, 2015, the Company entered into executive separation agreements with each of Dr. Hill and Mr. Rock and anticipates entering into a separation agreement with Ms. Hodges (the “Separation Agreements”). The Separation Agreements generally provide for the benefits the executives are entitled to under existing employment agreements with the Company, including, among other things, that (i) the respective executive is entitled to 100% acceleration of unvested stock options to purchase capital stock and 100% acceleration of all unvested restricted stock awards of the Company held by him or her and (ii) the Company shall pay the respective executive certain lump sum cash amounts within thirty (30) days of August 20, 2015 (rather than in monthly installments), with Dr. Hill entitled to receive $1,203,933, Ms. Hodges entitled to receive $406,268 and Mr. Rock entitled to receive $454,772. In exchange for the foregoing, each of Dr. Hill, Ms. Hodges and Mr. Rock are agreeing to a general release and waiver of claims and a non-disparagement clause, and are affirming their continuing obligations under their employment agreements and proprietary information, inventions and noncompetition agreements with the Company.

The foregoing descriptions of the terms of the Separation Agreements included in this Item 5.02 are not complete and are qualified in their entirety by reference to such Agreements.

Nassim Usman, Ph.D.

Dr. Usman has served as Chief Executive Officer and a member of the board of directors of Catalyst since February 2006 and as President since May 2015. Dr. Usman joined Catalyst from Morgenthaler Ventures, where he is currently a venture partner. Prior to joining Morgenthaler in 2005, he was senior vice president and chief operating officer at Sirna Therapeutics Inc., which was subsequently acquired by Merck, from 2004 to 2005, and held various R&D positions at both Sirna and Ribozyme Pharmaceuticals, including vice president of R&D and chief science officer, from 1992 to 2004. During his industrial career, Dr. Usman has overseen the entry of several drugs into clinical development, completion of multiple licensing deals with pharmaceutical and biotechnology companies and raise of capital in both private and public financings. Prior to moving into the private sector in 1992, Dr. Usman was an NIH Fogarty and NSERC Postdoctoral Fellow and Scientist in the Departments of Biology and Chemistry at the Massachusetts Institute of Technology from 1987 to 1992. He has authored more than 70 scientific articles and is the named inventor in 130 issued patents and patent applications. Dr. Usman serves on the boards of directors of Mosaic Biosciences and Principia Biopharma, is a past director of Osprey Pharmaceuticals, Archemix Corporation and Atugen AG (now Silence Therapeutics) and served on the science advisory boards of RXi Pharmaceuticals and Noxxon Pharma AG. He received his B.Sc. (Honours) and Ph.D. in Organic Chemistry from McGill University. In his doctoral dissertation, he developed a method for the solid-phase synthesis of RNA that is widely used in science and in a marketed RNA product (Macugen™).

Effective as of February 13, 2006, Catalyst entered into an offer letter with Dr. Usman. Under this letter agreement, Dr. Usman is entitled to an annual base salary, which is currently $400,000, and is eligible for Catalyst’s benefits program, including life and disability insurance, medical, dental and vision, and a 401K and Flex Spending account. In addition, in accordance with the terms of the letter agreement, Catalyst’s board of directors awarded Dr. Usman a stock option grant to purchase 1,152,309 shares of Catalyst’s common stock at an exercise price per share equal to fair market value on the date of grant, and an option grant to purchase 421,782 shares of common stock of Catalyst in connection with its issuance of Series B convertible preferred stock. Dr. Usman was also awarded options to purchase an aggregate of 2,419,208 shares of Catalysts common stock on various dates, at exercise prices per share equal to the fair market value on the respective date of grant.

The letter agreement provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provides that if Catalyst terminates Dr. Usman’s employment for “cause” (as defined in the agreement) or “constructively terminates” (as defined in the agreement) his employment (whether or not in connection with a change of control), Dr. Usman will be eligible to receive the following:

•	severance payments, equal to the rate of base salary he was receiving at the time of such termination for a period of 12 months; and

•	accelerated vesting of the number of shares of common stock subject to options he holds that would otherwise have vested as of the date 12 months after the effective date of his termination.

If a “change of control” (defined in Dr. Usman’s agreement as either (1) an acquisition of Catalyst by another entity, unless at least 50% of the voting power of the surviving or acquiring entity is owned immediately after the transaction by Catalyst stockholders, or (2) a sale of all or substantially all of Catalyst’s assets) occurs and at any time during the 12-month period following such change of control Dr. Usman is terminated without “cause” or as a result of a “constructive termination,” then in addition to the benefits set forth in the preceding paragraph, all of the common stock options that he holds will be fully vested.

Edwin Madison, Ph.D.

Dr. Madison has been Chief Scientific Officer of Catalyst since February 2006, after joining in 2003 as Vice President of Research. Prior to joining Catalyst, Dr. Madison was vice president of biological research at Dendreon San Diego and Dendreon Corporation.

Dr. Madison has achieved an international reputation in the fields of serine protease and serpin basic research, and he is a lead inventor of a currently marketed protease therapeutic agent. Dr. Madison has served as a faculty member at The Torrey Pines Institute for Molecular Studies as professor of vascular biology, at The Scripps Research Institute as associate professor of vascular biology and at the University of Texas—Southwestern Medical Center with joint appointments in the departments of Biochemistry and Internal Medicine. Dr. Madison received his Ph.D. in Biochemistry from the University of Texas—Southwestern Medical Center.

Effective as of November 28, 2003, Catalyst entered into an offer letter, which has been amended from time to time, with Dr. Madison. Under this letter agreement, Dr. Madison is entitled to an annual base salary, which is currently $325,000, and is eligible for Catalyst’s benefits program on the same terms as other executives. In addition, in accordance with the terms of the offer letter, Catalyst’s board of directors awarded Dr. Madison a stock option grant to purchase 180,000 shares of Catalyst’s common stock at an exercise price per share equal to fair market value on the date of grant. Dr. Madison was also awarded options to purchase an aggregate of 1,816,649 shares of Catalysts common stock on various dates, at exercise prices per share equal to the fair market value on the respective date of grant.

The letter agreement, as amended, provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provides that if Catalyst terminates Dr. Madison’s employment for “cause” (as defined in the agreement) or “constructively terminates” (as defined in the agreement) his employment (whether or not in connection with a change of control), Dr. Madison will be eligible to receive the following:

•	severance payments, equal to the rate of base salary he was receiving at the time of such termination for a period of 12 months;

•	the number of shares of common stock subject to options he holds that would otherwise have vested as of the date 12 months after the effective date of his termination; and

•	any repurchase right of Catalyst with respect to shares of common stock he holds will lapse with respect to the number of shares for which the right would have lapsed during the 12-month period following the effective date of his termination had he remained employed.

If a “change of control” (defined in Dr. Madison’s agreement as either (1) an acquisition of Catalyst by another entity, unless at least 50% of the voting power of the surviving or acquiring entity is owned immediately after the transaction by Catalyst stockholders, or (2) a sale of all or substantially all of Catalyst’s assets) occurs and at any time during the 12-month period following such change of control Dr. Madison is terminated without “cause” or as a result of a “constructive termination,” then in addition to the benefits set forth in the preceding paragraph, all of Dr. Madison’s options will become fully vested and any repurchase rights on shares of common stock he holds will lapse.

Fletcher Payne

Mr. Payne has been Catalyst’s Chief Financial Officer since January 2015. Mr. Payne joined Catalyst in a consulting capacity through Danforth Advisors LLC, where he worked as a consultant, until April 2015, when he became a Catalyst employee. He has been a consulting chief financial officer of CFP Advisory since November 2011, and from September 2008 to November 2011, Mr. Payne served as chief financial officer of Pathwork Diagnostics. Mr. Payne has also served in senior financial positions at CytomX Therapeutics, Plexxikon Inc., Rinat Neuroscience Corporation, Dynavax Technologies Corporation, Cell Genesys, Abgenix, Sun Micro Systems, and IBM. Mr. Payne has over 20 years of experience helping life science companies achieve their business goals. His life science experience includes successful start-ups, initial public offerings, mergers, spin-outs, financings, business collaborations and working with R&D teams whose efforts have led to four products receiving FDA clearance. Mr. Payne graduated with a B.S. in Finance from the Haas School of Business, University of California, Berkeley.

Effective as of March 31, 2015, Catalyst entered into an offer letter with Mr. Payne. Under this letter agreement, Mr. Payne is entitled to an annual base salary, which is currently $300,000, and is eligible for Catalyst’s benefits program, including life and disability insurance, medical, dental and vision, and 401K plans. In addition, in accordance with the terms of the letter agreement, Catalyst’s board of directors awarded Mr. Payne a stock option grant to purchase 375,000 shares of Catalyst’s common stock at an exercise price per share equal to fair market value on the date of grant, the option will be subject to four year monthly vesting, beginning on April 1, 2015. Mr. Payne was also awarded options to purchase an aggregate of 255,513 shares of Catalysts common stock on January 15, 2015, at an exercise price per share equal to the fair market value on the date of grant.

The letter agreement provides that either party may terminate the agreement for any reason or no reason. In addition, the agreement provides that if Catalyst terminates Mr. Payne’s employment without “cause” (as defined in the agreement) or “constructively terminates” (as defined in the agreement) his employment (whether or not in connection with a change of control), Mr. Payne will be eligible to receive the following:

•	severance payments, equal to the rate of base salary he was receiving at the time of such termination for a period of 6 months; and

•	accelerated vesting of the number of shares of common stock subject to options he holds that would otherwise have vested as of the date 6 months after the effective date of his termination.

The shares of Catalyst common stock issuable pursuant to the awards granted to each of Drs. Usman and Madison and Mr. Payne as described above do not give effect to the exchange rate in the Merger of 0.0382 shares of the Company’s common stock for each share of Catalyst common stock, as discussed further in Item 1.01.

The foregoing description of the letter agreements entered into between Catalyst and each of Drs. Usman and Madison and Mr. Payne is not complete and is subject to and qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.35 through 10.39, hereto and are incorporated herein by reference.

Indemnification Agreements

On August 20, 2015, the Company entered into indemnification agreements with each of its newly appointed directors and executive officers, Drs. Usman, Selick, Himawan and Madison and Messrs. Lawlor and Payne. Pursuant to the indemnification agreements, the Company has agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of the Company. The agreements also provide for the advancement of expenses to the directors and officers subject to specified conditions. There are certain exceptions to the Company’s obligation to indemnify the directors and officers, including any intentional malfeasance or act where the director or officer did not in good faith believe he or she was acting in the Company’s best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.

The foregoing description of the indemnification agreement is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Catalyst Plan

On August 20, 2015, pursuant to the Merger Agreement, the Company assumed the Catalyst Plan. Please see the section of the Registration Statement entitled “Management Following the Merger – Executive Compensation – Employment Benefits Plan – Catalyst 2004 Stock Plan” for information regarding the Catalyst Plan, which such information is incorporated herein by reference.

Item 8.01.	Other Events.

On August 20, 2015, the Company issued a press release announcing the completion of the Merger and the Pre-Closing Dividend. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Catalyst required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1(a)	Agreement and Plan of Merger dated as of March 5, 2015 by and among Targacept, Inc., Catalyst and Talos Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Targacept’s Current Report on Form 8-K, as filed with the SEC on March 6, 2015)

2.1(b)	Amendment No. 1 to Agreement and Plan of Merger by and among Targacept, Inc., Talos Merger Sub, Inc., and Catalyst dated May 6, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 12, 2015)

2.1(c)	Amendment No. 2 to Agreement and Plan of Merger by and among Targacept, Inc., Talos Merger Sub, Inc., and Catalyst dated May 13, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 14, 2015)

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company

4.1	Form of Indenture by and between Targacept, Inc. and American Stock Transfer and Trust Company, LLC (incorporated by reference to Annex G to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

4.2	Form of Global Security (incorporated by reference to Annex G, Exhibit A to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.1*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 3 to the Company’s Form S-1 (Reg. No. 333-131050), filed with the SEC on March 16, 2006)

10.35*	Offer Letter, executed February 21, 2006, by and between Catalyst and Dr. Nassim Usman (incorporated by reference to Exhibit 10.35 to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.36*	Offer Letter, executed December 1, 2003, by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.36 to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015

10.37(a)*	Letter Agreement, dated February 15, 2007, by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.37(a) to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.37(b)*	Amendment to Letter Agreement, dated September 24, 2008, by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.37(b) to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.37(c)*	Amendment Letter Agreement, dated February 12, 2013 by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.37(c) to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.39*	Offer Letter, dated March 30, 2015, by and between Catalyst and Fletcher Payne (incorporated by reference to Exhibit 10.39 to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

99.1	Press release issued on August 20, 2015

*	Denotes management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date:	August 20, 2015	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1(a)	Agreement and Plan of Merger dated as of March 5, 2015 by and among Targacept, Inc., Catalyst and Talos Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Targacept’s Current Report on Form 8-K, as filed with the SEC on March 6, 2015)

2.1(b)	Amendment No. 1 to Agreement and Plan of Merger by and among Targacept, Inc., Talos Merger Sub, Inc., and Catalyst dated May 6, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 12, 2015)

2.1(c)	Amendment No. 2 to Agreement and Plan of Merger by and among Targacept, Inc., Talos Merger Sub, Inc., and Catalyst dated May 13, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on May 14, 2015)

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company

4.1	Form of Indenture by and between Targacept, Inc. and American Stock Transfer and Trust Company, LLC (incorporated by reference to Annex G to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

4.2	Form of Global Security (incorporated by reference to Annex G, Exhibit A to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.1*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 3 to the Company’s Form S-1 (Reg. No. 333-131050), filed with the SEC on March 16, 2006)

10.35*	Offer Letter, executed February 21, 2006, by and between Catalyst and Dr. Nassim Usman (incorporated by reference to Exhibit 10.35 to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.36*	Offer Letter, executed December 1, 2003, by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.36 to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015

10.37(a)*	Letter Agreement, dated February 15, 2007, by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.37(a) to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.37(b)*	Amendment to Letter Agreement, dated September 24, 2008, by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.37(b) to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.37(c)*	Amendment Letter Agreement, dated February 12, 2013 by and between Catalyst and Dr. Edwin Madison (incorporated by reference to Exhibit 10.37(c) to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

10.39*	Offer Letter, dated March 30, 2015, by and between Catalyst and Fletcher Payne (incorporated by reference to Exhibit 10.39 to the Company’s Form S-4 (Reg. No. 333-204423), filed with the SEC on May 22, 2015)

99.1	Press release issued on August 20, 2015

*	Denotes management contract, compensatory plan or arrangement.